Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2013 RESULTS

VERO BEACH, Fla. (March 6, 2014) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three-month period ended December 31, 2013. Discussions related to the “Company” refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated VIE, Orchid Island Capital, Inc. (“Orchid”).  References to “Bimini Capital,” the “parent”, and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

Fourth Quarter 2013 Highlights

•	Net loss of $1.6 million attributed to Bimini Capital, or $0.14 per common share
•	Book value per share of $0.15
•	MBS portfolio remains 100% invested in agency MBS
•	Company to discuss results on Tuesday, March 11, 2014, at 10:00 AM ET

Orchid Island Capital

On February 20, 2013, Orchid completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  Subsequent to Orchid’s IPO and as of December 31, 2013, management has concluded, pursuant to generally accepted accounting principles, that Orchid is a variable interest entity (“VIE”) because Orchid’s equity holders lack the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management has also concluded that Bimini Capital is the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors, LLC (“Bimini Advisors”), a wholly-owned subsidiary of Bimini, and Orchid, Bimini Capital has the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and through December 31, 2013, the Company continued to consolidate Orchid in its Consolidated Financial Statements even though, as of December 31, 2013, Bimini owned 29.38% of the outstanding common stock of Orchid.

The noncontrolling interests reported in the Company’s 2013 Consolidated Financial Statements represent the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests is presented in the equity section of the 2013 balance sheet, separate from equity attributed to Bimini Capital.  Net loss of Orchid is allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly-owned subsidiaries gives the appearance of a much larger organization. However, the assets recognized as a result of consolidating Orchid do not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets, nor do they represent amounts that are available to be distributed to Bimini Capital’s stockholders. Conversely, liabilities recognized as a result of consolidating Orchid do not represent additional claims on Bimini Capital’s assets; rather, they represent claims against the assets of Orchid.  In addition to the presentation of the Company’s consolidated portfolio activities, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “parent-only” information along with the consolidated presentation provides useful information to the shareholders of Bimini Capital.

Details of Fourth Quarter 2013 Results of Operations

Selected unaudited consolidated and parent-only results for the three month period ended December 31, 2013 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net income	$(1,605)	$(1,605)
Net portfolio interest income (loss)	2,429	(68)
Net loss on mortgage-backed securities	(1,848)	(481)
Audit, legal and other professional fees	575	420
Compensation and related benefits	713	(802)
Other operating, general and administrative expenses	493	(4)
Fair value adjustments on retained interests in securitizations	(66)	-

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The tables below detail the changes to the respective sub-portfolios during the quarter for both the consolidated Company and the parent-only.

Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2013	$348,433,281	$16,947,622	$5,960,107	$22,907,729	$371,341,010
Securities Purchased	148,547,890	10,431,760	-	10,431,760	158,979,650
Securities Sold	(122,957,670)	(7,693,921)	-	(7,693,921)	(130,651,591)
Gain (Loss) on Sale	335,301	(42,750)	-	(42,750)	292,551
Return on Investment	n/a	(1,692,764)	(481,464)	(2,174,228)	(2,174,228)
Pay-downs	(6,305,812)	n/a	n/a	n/a	(6,305,812)
Premium Lost Due to Pay-downs	(246,129)	n/a	n/a	n/a	(246,129)
Mark to Market (Losses) Gains	(4,504,421)	2,492,668	117,260	2,609,928	(1,894,493)
Market Value - December 31, 2013	$363,302,440	$20,442,615	$5,595,903	$26,038,518	$389,340,958

Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2013	$37,416,136	$1,576,921	$561,019	$2,137,940	$39,554,076
Return on Investment	n/a	(238,868)	(67,698)	(306,566)	(306,566)
Pay-downs	(648,421)	n/a	n/a	n/a	(648,421)
Premium Lost Due to Pay-downs	(21,798)	n/a	n/a	n/a	(21,798)
Mark to Market (Losses) Gains	(418,648)	(101,250)	61,055	(40,195)	(458,843)
Market Value - December 31, 2013	$36,327,269	$1,236,803	$554,376	$1,791,179	$38,118,448

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The tables below present the allocation of capital between the respective portfolios at December 31, 2013 and September 30, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended December 31, 2013.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

On a consolidated basis, the return on invested capital in the PT MBS and structured MBS portfolios was approximately (4.1)% and 11.2%, respectively, for the fourth quarter of 2013.  The combined portfolio generated a return on invested capital of approximately 3.3%.

For parent-only, the return on invested capital in the PT MBS and structured MBS portfolios was approximately (4.0)% and (5.2)%, respectively, for the fourth quarter of 2013.  The combined portfolio generated a return on invested capital of approximately (4.4)%.

Capital Allocation (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2013
Market Value	$363,302,440	$20,442,615	$5,595,903	$26,038,518	$389,340,958
Cash equivalents and restricted cash(1)	14,404,916	-	-	-	14,404,916
Repurchase Agreement Obligations(2)	(353,396,075)	-	-	-	(353,396,075)
Total	$24,311,281	$20,442,615	$5,595,903	$26,038,518	$50,349,799
% of Total	48.3%	40.6%	11.1%	51.7%	100.0%
September 30, 2013
Market Value	$348,433,281	$16,947,622	$5,960,107	$22,907,729	$371,341,010
Cash equivalents and restricted cash(1)	13,071,664	-	-	-	13,071,664
Repurchase Agreement Obligations	(336,739,006)	-	-	-	(336,739,006)
Total	$24,765,939	$16,947,622	$5,960,107	$22,907,729	$47,673,668
% of Total	51.9%	35.6%	12.5%	48.1%	100.0%

(1)	Amount excludes restricted cash of $111,540 and $118,163 at December 31, 2013 and September 30, 2013, respectively, related to trust preferred debt funding hedges.
(2)
At December 31, 2013, there were outstanding repurchase agreement balances of $3.6 million and $3.0 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through MBS strategy; therefore we have not considered these balances to be allocated to the structured securities strategy.

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Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2013
Market Value	$36,327,269	$1,236,803	$554,376	$1,791,179	$38,118,448
Cash equivalents and restricted cash(1)	3,739,647	-	-	-	3,739,647
Repurchase Agreement Obligations	(34,839,021)	-	-	-	(34,839,021)
Total	$5,227,895	$1,236,803	$554,376	$1,791,179	$7,019,074
% of Total	74.5%	17.6%	7.9%	25.5%	100.0%
September 30, 2013
Market Value	$37,416,136	$1,576,921	$561,019	$2,137,940	$39,554,076
Cash equivalents and restricted cash(1)	2,472,819	-	-	-	2,472,819
Repurchase Agreement Obligations	(35,082,484)	-	-	-	(35,082,484)
Total	$4,806,471	$1,576,921	$561,019	$2,137,940	$6,944,411
% of Total	69.2%	22.7%	8.1%	30.8%	100.0%

(1)	Amount excludes restricted cash of $111,540 and $118,163 at December 31, 2013 and September 30, 2013, respectively, related to trust preferred debt funding hedges.

Returns for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$2,667,889	$(170,576)	$180,415	$9,839	$2,677,728
Realized and unrealized (losses) gains	(4,415,249)	2,449,918	117,260	2,567,178	(1,848,071)
Hedge gains(1)	729,500	n/a	n/a	n/a	729,500
Total Return	$(1,017,860)	$2,279,342	$297,675	$2,577,017	$1,559,157
Beginning Capital Allocation(2)	24,765,939	16,947,622	5,960,107	22,907,729	47,673,668
Return on Invested Capital for the Quarter	(4.1)%	13.4%	5.0%	11.2%	3.3%

Returns for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$251,284	$(78,918)	$8,654	$(70,264)	$181,020
Unrealized (losses) gains	(440,446)	(101,250)	61,055	(40,195)	(480,641)
Hedge losses(1)	(3,000)	n/a	n/a	n/a	(3,000)
Total Return	$(192,162)	$(180,168)	$69,709	$(110,459)	$(302,621)
Beginning Capital Allocation	4,806,471	1,576,921	561,019	2,137,940	6,944,411
Return on Invested Capital for the Quarter(2)	(4.0)%	(11.4)%	12.4%	(5.2)%	(4.4)%

(1)	Excludes losses of approximately $38,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

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Prepayments

For the quarter, the Company received approximately $8.5 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 11.0% for the fourth quarter of 2013.  The parent received approximately $1.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 14.3% for the fourth quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
December 31, 2013	5.1	19.2	11.0	4.2	21.8	14.3
September 30, 2013	7.1	30.1	15.1	11.7	33.7	24.8
June 30, 2013	7.2	33.0	19.5	12.2	39.7	31.6
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8
December 31, 2012	5.0	36.8	28.0	7.7	34.3	28.0
September 30, 2012	8.8	34.9	26.7	15.0	32.3	28.1
June 30, 2012	1.1	36.4	34.7	2.0	33.7	32.4
March 31, 2012	6.5	28.9	23.0	5.0	27.6	25.4

Portfolio (Consolidated)

The following tables summarize the consolidated MBS portfolio as of December 31, 2013 and 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2013
Adjustable Rate MBS	$5,334	1.4%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate MBS	267,481	68.7%	3.99%	314	1-Dec-43	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	90,487	23.2%	2.61%	349	1-Aug-43	108.23	7.61%	1.99%
Total Mortgage-backed Pass-through	363,302	93.3%	3.65%	322	1-Dec-43	102.41	7.75%	1.99%
Interest-Only Securities	20,443	5.3%	4.36%	262	25-Nov-40	n/a	n/a	n/a
Inverse Interest-Only Securities	5,596	1.4%	5.91%	316	15-Dec-40	n/a	6.07%	n/a
Total Structured MBS	26,039	6.7%	4.69%	274	15-Dec-40	n/a	n/a	n/a
Total Mortgage Assets	$389,341	100.0%	3.72%	318	1-Dec-43	n/a	n/a	n/a
December 31, 2012
Adjustable Rate MBS	$20,857	12.4%	3.27%	267	1-Sep-35	5.91	9.73%	2.00%
Fixed Rate MBS	49,846	29.6%	3.21%	180	1-Dec-40	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	87,693	52.2%	2.75%	356	1-Nov-42	99.58	7.75%	1.98%
Total Mortgage-backed Pass-through	158,396	94.2%	2.96%	289	1-Nov-42	81.58	8.13%	1.98%
Interest-Only Securities	5,244	3.1%	3.79%	213	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	4,515	2.7%	6.10%	301	25-Nov-40	n/a	6.31%	NA
Total Structured MBS	9,759	5.8%	4.86%	254	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$168,155	100.0%	3.07%	287	1-Nov-42	n/a	n/a	n/a

(in thousands)
	December 31, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$236,660	60.78%	$163,116	97.00%
Freddie Mac	133,689	34.34%	3,396	2.02%
Ginnie Mae	18,992	4.88%	1,643	0.98%
Total Portfolio	$389,341	100.00%	$168,155	100.00%

Entire Portfolio	December 31, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.64	$105.74
Weighted Average Structured Purchase Price	$7.52	$6.00
Weighted Average Pass Through Current Price	$102.71	$105.89
Weighted Average Structured Current Price	$12.15	$5.84
Effective Duration (1)	4.116	0.703

(1)
Effective duration of 4.116 indicates that an interest rate increase of 1.0% would be expected to cause a 4.116% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2013.  An effective duration of 0.703 indicates that an interest rate increase of 1.0% would be expected to cause a 0.703% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges.

Portfolio (Parent-Only)

The following tables summarize the parent-only MBS portfolio as of December 31, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2013
Fixed Rate MBS	$21,957	57.6%	3.35%	215	1-May-43	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	14,370	37.7%	2.92%	344	1-Sep-42	100.99	7.92%	1.95%
Total Mortgage-backed Pass-through	36,327	95.3%	3.18%	266	1-May-43	100.99	7.92%	1.95%
Interest-Only Securities	1,237	3.2%	3.85%	287	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	554	1.5%	5.82%	305	25-Nov-40	n/a	5.99%	n/a
Total Structured MBS	1,791	4.7%	4.46%	293	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$38,118	100.0%	3.24%	267	1-May-43	n/a	n/a	n/a
December 31, 2012
Adjustable Rate MBS	$14,326	27.1%	2.86%	271	1-Aug-35	7.03	9.59%	2.00%
Fixed Rate MBS	6,258	11.9%	3.00%	171	1-Apr-27	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	28,208	53.4%	2.86%	354	1-Sep-42	97.62	7.86%	1.94%
Total Mortgage-backed Pass-through	48,792	92.5%	2.88%	306	1-Sep-42	67.11	8.44%	1.96%
Interest-Only Securities	2,360	4.5%	4.11%	290	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	1,623	3.1%	6.06%	287	25-Nov-40	n/a	6.27%	n/a
Total Structured MBS	3,983	7.5%	4.91%	288	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$52,775	100.0%	3.03%	305	1-Sep-42	n/a	n/a	n/a

(in thousands)
	December 31, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$25,598	67.15%	$49,882	94.52%
Freddie Mac	11,847	31.08%	1,251	2.37%
Ginnie Mae	673	1.77%	1,642	3.11%
Total Portfolio	$38,118	100.00%	$52,775	100.0%

Entire Portfolio	December 31, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.93	$105.91
Weighted Average Structured Purchase Price	$3.58	$4.59
Weighted Average Pass Through Current Price	$101.67	$106.07
Weighted Average Structured Current Price	$3.73	$4.26
Effective Duration (1)	3.453	(0.404)

(1)
Effective duration of 3.453 indicates that an interest rate increase of 1.0% would be expected to cause a 3.453% decrease in the value of the MBS in the Parent’s investment portfolio at December 31, 2013.  An effective duration of (0.404) indicates that an interest rate increase of 1.0% would be expected to cause a 0.404% increase in the value of the MBS in the Parent’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges.

Financing, Leverage and Liquidity

As of December 31, 2013, the Company had outstanding repurchase obligations of approximately $353.4 million with a net weighted average borrowing rate of 0.39%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $373.4 million.  The Company’s leverage ratio at December 31, 2013 was 11.4 to 1.  At December 31, 2013, the Company’s liquidity was approximately $29.2 million, consisting of unpledged MBS and cash and cash equivalents.

As of December 31, 2013, the Parent had outstanding repurchase obligations of approximately $34.8 million with a net weighted average borrowing rate of 0.39%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $36.4 million.  At December 31, 2013, the Parent’s liquidity was approximately $5.5 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

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Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2013.

(in thousands)
Repurchase Agreement Obligations (Consolidated)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$98,956	28.0%	0.38%	$5,487	11
Suntrust Robinson Humphrey, Inc.	59,834	16.9%	0.37%	3,101	8
South Street Securities, LLC	52,319	14.8%	0.41%	2,383	13
Cantor Fitzgerald & Co.	39,185	11.1%	0.38%	2,005	22
Mizuho Securities USA, Inc.	26,727	7.6%	0.49%	2,936	9
Morgan Stanley & Co. LLC	20,073	5.7%	0.37%	1,191	13
CRT Capital Group, LLC	15,146	4.3%	0.39%	764	18
The PrinceRidge Group, LLC	13,843	3.9%	0.42%	559	21
KGS - Alpha Capital Markets, L.P.	11,894	3.4%	0.39%	841	16
Goldman Sachs & Co.	10,155	2.9%	0.37%	493	70
Pierpont Securities, LLC	5,264	1.4%	0.38%	165	34
	$353,396	100.0%	0.39%	$19,925	15

(in thousands)
Repurchase Agreement Obligations (Parent-Only)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
The PrinceRidge Group, LLC	$13,843	39.8%	0.42%	$559	21
Suntrust Robinson Humphrey, Inc.	12,824	36.8%	0.37%	715	3
Pierpont Securities, LLC	5,264	15.1%	0.38%	165	34
South Street Securities, LLC	2,908	8.3%	0.40%	136	23
	$34,839	100.0%	0.39%	$1,575	17

(1)	Equal to the fair value of securities sold plus accrued interest receivable, minus the sum of repurchase agreement liabilities and accrued interest payable.

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Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  The tables below present information related to outstanding Eurodollar futures positions at December 31, 2013.

(in thousands)
Eurodollar Futures Positions (Consolidated)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2014	0.40%	$262,500	$(189)	0.35%	$26,000	$(428)
2015	0.80%	275,000	(146)	0.80%	26,000	(176)
2016	1.90%	250,000	1,367	1.74%	26,000	9
2017	3.03%	250,000	2,291	-	-	-
2018	3.77%	250,000	1,575	-	-	-
	2.02%		$4,898	0.89%		$(595)

(in thousands)
Eurodollar Futures Positions (Parent-Only)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity	Rate	Amount	Equity(1)
2014	-	$-	$-	0.35%	$26,000	$(428)
2015	-	-	-	0.80%	26,000	(176)
2016	-	-	-	1.74%	26,000	9
	-		$-	0.89%		$(595)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Dividends

During the three months ended December 31, 2013, Bimini Capital made no dividend distributions.  All distributions are made at the discretion of Bimini Capital’s Board of Directors and will depend on its results of operations, financial condition, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant.  In August 2011, Bimini Capital announced that it would suspend its quarterly dividend and no distributions have been made since.  Bimini Capital continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, it is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

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REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or net operating losses (“NOL’s”) carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOL’s, if a REIT has sufficient NOL’s it could apply such NOL’s against its taxable income and avoid excise taxes without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise taxes by applying the estimated $17.9 million of NOL’s available as of December 31, 2013 against such taxable income until the NOL’s are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2013 was $0.15.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2013, the Company's consolidated equity was $33.4 million inclusive of noncontrolling interests of $31.6 million, with 11,509,756 Class A Common shares outstanding.

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Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “What we expected to occur late in the second quarter or during the third quarter finally occurred late in the fourth quarter.  The Federal Reserve began its long awaited tapering program.  The initial move was announced after the December meeting and the Fed decided to reduce monthly purchases of both US Treasury securities and Agency MBS by $5 billion per month beginning in January 2014.  The Federal Reserve announced another $5 billion per month reduction in its purchases of both US Treasury securities and Agency MBS.  The market was not terribly surprised by the announcement in December, although many market participants may have expected the first move to come in the first quarter of 2014 rather than December.  The Agency MBS market rallied as the current coupon, 30 year mortgage tightened by approximately 10 basis points into year-end.  The Treasury market on the other hand sold off and the high yield for the 10 year US Treasury note was reached on December 31, 2013.  Trading desks were thinly staffed during the week of Christmas and market liquidity was very low after the taper announcement.  This no doubt exacerbated the move in the Treasury market.  As the economic data steadily improved over the fourth quarter and rates rose, prepayment activity naturally slowed.  The mortgage bankers refinance index fell below 2500 in July and below 1500 in late December 2013.  With the seasonal trough typically occurring in late Q4 and Q1, prepayment speeds should remain muted until the March speeds are released in early April.  As a result, premium amortization on our pass through MBS has been muted.

“As you know, Bimini had invested $15 million of our capital into Orchid prior to its IPO in February 2013.  The Orchid portfolio is managed in the same manner and with the same focus as the Bimini portfolio.  For the quarter, Orchid generated net income of approximately $1.4 million, of which approximately $1.0 million is attributable to non-controlling interests. Bimini, through Bimini Advisors, also earned approximately $174 thousand of management fees from Orchid.  However, under GAAP these fees are eliminated in consolidation. Orchid’s book value was down $0.01 per share from $13.41 to $13.40 for the quarter.  The decline in book value reflects the payment of dividends of $0.45 per share during the quarter.  Since Bimini is required to consolidate the operations of Orchid and the portfolio of Orchid is considerably larger than the Bimini portfolio, the results of operations at Orchid have a material impact on our consolidated results. For additional details on the results of operations of Orchid please visit the Investor Relations section of the Orchid Island Capital website at www.orchidislandcapital.com.

“With respect to the portfolio of Bimini, with rates increasing over the course of the quarter the mark to market adjustments for the pass-through portfolio were a negative $0.4 million.  Our structured securities, owing to their still high prepayment rates, generated negative interest income, as they have since fall 2012. The mark to market gains from the inverse interest-only securities were not enough to offset the negative mark to market from the interest-only securities or the negative interest income. There were no purchases or sales of any structured securities and as a result, the structured portfolio generated a negative return for the quarter of (5.2%). Likewise, the pass-through portfolio generated a negative return for the quarter of (4.0%).  There were no purchases or sales of pass-through securities for the quarter.  The two portfolios combined generated a negative return on invested capital of (4.4%) for the quarter – not annualized. As there were no purchases or sales in either portfolio, the change in the capital allocation among the two portfolios was the result of run-off.  The allocation to the pass-through portfolio increased from 69.2% at September 30, 2013, to 74.5% at December 31, 2013.  With respect to the balance of our results, the retained interests of our former mortgage company were marked down by approximately $66,000 for the quarter.”

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Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2013, and  2012, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2013 and 2012.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Mortgage-backed securities	$389,340,958	$168,155,007
Cash equivalents and restricted cash	14,516,457	7,433,061
Accrued interest receivable	1,720,726	718,895
Retained interests	2,530,834	3,336,009
Other assets	6,418,671	7,709,979
Total Assets	$414,527,646	$187,352,951

LIABILITIES AND EQUITY
Repurchase agreements	$353,396,075	$150,294,174
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	968,715	6,737,565
Total Liabilities	381,169,230	183,836,179
Stockholders' equity	1,743,573	3,516,772
Noncontrolling interests	31,614,843	-
Total Equity	33,358,416	3,516,772
Total Liabilities and Equity	$414,527,646	$187,352,951
Class A Common Shares outstanding	11,509,756	10,616,912
Book value per share	$0.15	$0.33

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended		Three Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income	$9,794,654	$4,238,718	$3,021,261	$750,805
Interest expense	(1,279,737)	(436,098)	(343,120)	(150,783)
Net interest income, before interest on junior subordinated notes	8,514,917	3,802,620	2,678,141	600,022
Interest expense on junior subordinated notes	(995,397)	(1,049,403)	(249,326)	(257,512)
Net interest income	7,519,520	2,753,217	2,428,815	342,510
Losses	(9,324,710)	(3,066,541)	(1,156,742)	(1,072,675)
Net portfolio (deficiency) income	(1,805,190)	(313,324)	1,272,073	(730,165)
Other income (expense)	7,175,693	4,360,062	(76,152)	119,066
Expenses	9,202,346	6,076,299	1,780,918	1,304,550
Net loss before income tax benefit	(3,831,843)	(2,029,561)	(584,997)	(1,915,649)
Income tax benefit	(1,287,154)	-	-	-
Net loss	(2,544,689)	(2,029,561)	(584,997)	(1,915,649)
Net (loss) income attributed to noncontrolling interests	(214,717)	-	1,020,437	-
Net loss attributed to Bimini Capital stockholders	$(2,329,972)	$(2,029,561)	$(1,605,434)	$(1,915,649)

Basic and Diluted Net Loss Per Share of:
CLASS A COMMON STOCK	$(0.21)	$(0.20)	$(0.14)	$(0.18)
CLASS B COMMON STOCK	$(0.21)	$(0.20)	$(0.14)	$(0.18)

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Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited parent-only balance sheets as of December 31, 2013 and 2012, and the unaudited quarterly results of operations for the calendar quarters and years ended December 31, 2013 and 2012.  In the parent-only financial statements, the investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income using the equity method.  Parent-only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s Consolidated Financial Statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(Parent-Only)

	December 31, 2013	December 31, 2012
ASSETS
Mortgage-backed securities	$38,118,447	$52,775,433
Cash equivalents and restricted cash	3,851,187	4,399,499
Accrued interest receivable	161,289	278,018
Investment in subsidiaries and due from subsidiaries	17,126,602	14,587,227
Other assets	4,822,267	5,034,583
Total Assets	$64,079,792	$77,074,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$34,839,021	$46,353,000
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	692,758	400,548
Total Liabilities	62,336,219	73,557,988
Stockholders' Equity	1,743,573	3,516,772
Total Liabilities and Stockholders' Equity	$64,079,792	$77,074,760

BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income	$595,796	$1,540,796	$215,558	$277,632
Interest expense	(153,533)	(158,770)	(34,135)	(56,270)
Net interest income, before interest on junior subordinated notes	442,263	1,382,026	181,423	221,362
Interest expense on junior subordinated notes	(995,397)	(1,049,403)	(249,326)	(257,511)
Net interest (expense) income	(553,134)	332,623	(67,903)	(36,149)
Portfolio losses	(2,222,148)	(1,913,087)	(521,817)	(601,256)
Net portfolio deficiency	(2,775,282)	(1,580,464)	(589,720)	(637,405)
Equity in earnings (losses) of subsidiaries	2,974,063	2,670,515	(1,401,648)	(513,553)
Other income	35,300	248,900	-	63,900
Expenses	(2,564,053)	(3,368,512)	385,934	(828,591)
Net loss	$(2,329,972)	$(2,029,561)	$(1,605,434)	$(1,915,649)

	Consolidated		Parent-Only
	Three Months Ended December 31,		Three Months Ended December 31,
Key Balance Sheet Metrics	2013	2012	2013	2012
Average MBS	$380,340,986	$146,946,992	$38,836,261	$55,852,958
Average repurchase agreements	345,067,541	128,707,639	34,960,752	48,451,350
Average stockholders' equity	34,181,914	4,448,201	2,546,289	4,448,201

Key Performance Metrics
Average yield on MBS	3.18%	2.04%	2.22%	1.98%
Average cost of funds	0.40%	0.47%	0.39%	0.46%
Average economic cost of funds	0.57%	0.77%	1.66%	0.75%
Average interest rate spread	2.78%	1.57%	1.83%	1.52%
Average economic interest rate spread	2.61%	1.27%	0.56%	1.23%

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, March 11, 2014, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 9510769.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com